UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2020

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Lightstone Value Plus Real Estate Investment Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1,

Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(732) 367-0129

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 20, 2020, LVP BH Margate LLC, a subsidiary of Lightstone Value Plus Real Estate Investment Trust V, Inc.’s operating partnership, entered into a purchase and sale agreement (the “Lakes of Margate Agreement”) with Lakes at Margate Apartments FL LLC (the “Lakes of Margate Buyer”). Pursuant to the terms of the Lakes of Margate Agreement, a 280-unit multifamily property located in Margate, Florida (the “Lakes at Margate”) would be sold to the Lakes of Margate Buyer for aggregate consideration of $51.0 million, including the assumption of an existing $35.7 million non-recourse mortgage loan (the "Lakes of Margate Loan").

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 17, 2021, the disposition of the Lakes of Margate was completed pursuant to the terms of the Lakes of Margate Agreement. At closing, the Lakes of Margate Buyer paid $15.3 million and assumed the existing Lakes of Margate Loan with an outstanding principal balance of $35.7 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

Date: March 22, 2021	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Treasurer

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